                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                  ------------


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                                FEBRUARY 6, 1998
                           -------------------------
                        (Date of earliest event reported)




                              EYE TECHNOLOGY, INC.
               (Exact Name of Registrant as Specified in Charter)



         DELAWARE                   000-15324                52-1402131
         --------                   ---------                ----------
(State or Other Jurisdiction       (Commission             (IRS Employer
     of Incorporation)             File Number)          Identification No.)




                             16 SOUTH MARKET STREET
                           PETERSBURG, VIRGINIA 23803
          (Address of Principal Executive Offices, Including Zip Code)




                                 (804) 861-0681
                        -------------------------------
                         (Registrant's telephone number,
                              including area code)

                              EYE TECHNOLOGY, INC.

                                    FORM 8-K


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements of Businesses Acquired.

              Filed herewith are the Balance Sheets of Star Tobacco & Pharmaceuticals, Inc. as of December 31, 1996 and 1997, the related Statements of Operations, Stockholders' Deficit and Cash Flows for the years ended December 31, 1996 and 1997, and the related Notes to Consolidated Financial Statements (unaudited).

          (b) Pro Forma Financial Information.

              Filed herewith are the Pro Forma Combined Condensed Statements of Operations of the Registrant for the year ended December 31, 1997 (unaudited).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 20, 1998                EYE TECHNOLOGY, INC.


                                     By: /s/ SAMUEL P. SEARS JR.
                                        ---------------------------------------
                                        Samuel P. Sears, Jr., Chief Executive
                                        Officer

                      STAR TOBACCO & PHARMACEUTICALS, INC.
                      ------------------------------------
                              Financial Statements

                           December 31, 1997 and 1996

                      STAR TOBACCO & PHARMACEUTICALS, INC.

                                Table of Contents

                                                                                 Page
                           Independent Auditors' Report                            2






Exhibit
    A                      Balance Sheets                                         3-4
    B                      Statements of Operations                                5
    C                      Statements of Stockholders' Deficit                     6
    D                      Statements of Cash Flows                               7-8

                           Notes to Financial Statements                         9-18

          [KEITER, STEPHENS, HURST, GARY & SHREAVES, P.C. LETTERHEAD]

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Stockholders of
 Star Tobacco & Pharmaceuticals, Inc.
Petersburg, Virginia:


         We have audited the accompanying balance sheets of Star Tobacco & Pharmaceuticals, Inc. as of December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Star Tobacco & Pharmaceuticals, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




                           /s/ KEITER, STEPHENS, HURST, GARY & SHREAVES, P.C.

                           Keiter, Stephens, Hurst, Gary & Shreaves, P.C.


March 24, 1998

                                                                       Exhibit A

                      STAR TOBACCO & PHARMACEUTICALS, INC.

                                 Balance Sheets
                           December 31, 1997 and 1996


                  Assets                                                    1997             1996
                  ------                                                    ----             ----
Current assets:
     Cash                                                           $      10,929      $       10,584
     Accounts receivable:
         Trade, net                                                       760,941           1,047,920
         Other                                                             14,227             267,496
     Inventories                                                          605,392           1,616,831
     Prepaid expenses                                                      33,264              57,588
     Notes receivable, current                                             56,725              60,851
                                                                    -------------      --------------

                  Total current assets                                  1,481,478           3,061,270
                                                                    -------------      --------------

Property and equipment:
     Land                                                                 172,572             172,572
     Buildings and improvements                                           269,484             269,484
     Machinery and equipment                                            2,360,784           2,360,784
     Sales equipment                                                      441,932             441,500
     Office equipment                                                     116,074             112,975
                                                                    -------------      --------------
                                                                        3,360,846           3,357,315
     Less accumulated depreciation                                        945,214             589,921
                                                                    -------------      --------------

                  Property and equipment, net                           2,415,632           2,767,394
                                                                    -------------      --------------

Other assets:
     Intangibles, net of amortization of
      $178,254 in 1997 and $109,869 in 1996                               157,557             225,942
     Notes receivable, long-term                                           64,969             589,377
                                                                    -------------      --------------

                  Total other assets                                      222,526             815,319
                                                                    -------------      --------------




                                                                    $   4,119,636      $    6,643,983
                                                                    =============      ==============






  See accompanying notes to financial statements.                              3

                                                                       Exhibit A

                      STAR TOBACCO & PHARMACEUTICALS, INC.

                                 Balance Sheets
                           December 31, 1997 and 1996



     Liabilities and Stockholders' Deficit                                             1997                1996
     -------------------------------------                                             ----                ----
Current liabilities:
     Cash overdraft                                                             $     198,337      $      190,553
     Line of credit                                                                 1,095,801           1,369,919
     Current maturities of notes payable                                              647,947             673,824
     Accounts payable                                                               2,375,903           1,917,603
     Federal excise taxes payable                                                     359,783             537,869
     Accrued expenses:
         Salaries and wages                                                            39,038              94,916
         Interest                                                                      39,263              13,632
         Other                                                                          6,807              28,653
                                                                                -------------      --------------

                  Total current liabilities                                         4,762,879           4,826,969

Notes payable, less current maturities                                              1,099,242           2,655,141
                                                                                -------------      --------------

                  Total liabilities                                                 5,862,121           7,482,110
                                                                                -------------      --------------

Commitments and contingencies

Stockholders' deficit:
     Common stock, no par value per share:
      1,000 shares authorized, 200 shares
      issued and outstanding                                                          383,557             383,557
     Additional paid-in capital                                                     1,004,607              16,320
     Accumulated deficit                                                           (3,130,649)           (988,004)
     Notes receivable from stockholders                                                    --            (250,000)
                                                                                -------------      --------------

                  Total stockholders' deficit                                      (1,742,485)           (838,127)
                                                                                -------------      --------------



                                                                                $   4,119,636      $    6,643,983
                                                                                =============      ==============




See accompanying notes to financial statements.                               4

                                                                       Exhibit B

                      STAR TOBACCO & PHARMACEUTICALS, INC.

                            Statements of Operations
                 For the Years ended December 31, 1997 and 1996



                                                               1997                                     1996
                                                 ---------------------------------        ----------------------------------
                                                    Amount               Percent             Amount                 Percent
                                                 ------------        -------------        -----------             ----------
Net sales                                        $ 20,763,856              100.00%        $ 34,260,279               100.00%

Cost of goods sold                                 10,033,330               48.32           16,150,442                47.14

Excise taxes on products                            7,810,720               37.62           13,471,282                39.32
                                                 ------------        ------------         ------------             --------

                  Gross profit                      2,919,806               14.06            4,638,555                13.54
                                                 ------------        ------------         ------------             --------

Operating expenses:
     Marketing and distribution expenses            1,111,420                5.35            1,991,130                 5.81
     General and administrative expenses            1,425,299                6.86            1,637,417                 4.78
     Research and development                       2,134,656               10.29            1,331,218                 3.89
                                                 ------------        ------------         ------------             --------

                  Total operating expenses          4,671,375               22.50            4,959,765                14.48
                                                 ------------        ------------         ------------             --------

                  Operating loss                  (1,751,569)               (8.44)            (321,210)                (.94)
                                                 ------------        ------------         ------------             --------

Other income (expenses):
     Other                                             21,073                 .10               44,795                  .13
     Interest expense                                (256,001)              (1.23)            (476,542)               (1.39)
                                                 ------------        ------------         ------------             --------

                  Net other expense                  (234,928)              (1.13)            (431,747)               (1.26)
                                                 ------------        ------------         ------------             --------

                  Net loss                       $ (1,986,497)              (9.57)%       $   (752,957)                (2.20)%
                                                 ============        ============         ============             =========

Pro forma presentation applicable to
conversion from S corporation to C
 corporation:
     Net income before pro forma income
      tax expense                                $ (1,986,497)
     Pro forma income tax expense                          --
                                                 ------------

                  Pro forma net loss             $ (1,986,497)
                                                 ============

Pro forma basic loss per common share            $     (9,932)
                                                 ============


See accompanying notes to financial statements.                               5

                                                                       Exhibit C


                      STAR TOBACCO & PHARMACEUTICALS, INC.

                       Statements of Stockholders' Deficit
                 For the Years ended December 31, 1997 and 1996




                                 Common Stock              Additional                         Notes
                         ---------------------------        Paid-In       Accumulated       Receivable
                            Shares          Amount          Capital         Deficit        Stockholders        Total
                         ------------   ------------      -----------     ------------     ------------        -----
December 31, 1995                200     $   383,557     $    16,320     $   (93,210)     $  (250,000)     $    56,667

Net loss                        --              --              --          (752 957             --           (752,957)

Distributions                   --              --              --          (141,837)            --           (141,837)
                         -----------     -----------     -----------     -----------      -----------      -----------

December 31, 1996                200         383,557          16,320        (988,004)        (250,000)        (838,127)

Collection of note
 receivable                     --              --              --              --            250,000          250,000

Conversion of note
 payable to equity              --              --           923,499            --               --            923,499

Capital contribution            --              --            64,788            --               --             64,788

Net loss                        --              --              --        (1,986,497)            --         (1,986,497)

Distributions                   --              --              --          (156,148)            --           (156,148)
                         -----------     -----------     -----------     -----------      -----------      -----------

December 31, 1997                200     $   383,557     $ 1,004,607     $(3,130,649)     $      --        $(1,742,485)
                         ===========     ===========     ===========     ===========      ===========      ===========













See accompanying notes to financial statements.                               6

                                                                      Exhibit D


                      STAR TOBACCO & PHARMACEUTICALS, INC.

                            Statements of Cash Flows
                 For the Years ended December 31, 1997 and 1996



                                                                           1997              1996
                                                                           ----              ----
Operating activities:
     Net loss                                                          $(1,986,497)     $  (752,957)
     Adjustments to reconcile net loss to
      net cash provided (used) by operating activities:
         Depreciation                                                      355,292          362 555
         Amortization                                                       68,385           62 468
         Gain on fixed asset disposal                                         --            (21,376)
         (Increase) decrease in:
              Accounts receivables                                         540,248          672 427
              Inventories                                                1,011,439          400 932
              Prepaid expenses                                              24,324          (22,998)
         (Decrease) increase in:
              Accounts payable                                             458,300         (416,548)
              Federal excise taxes payable                                (178,086)         (66,912)
              Accrued expenses                                             (52,093)        (231,119)
                                                                       -----------      -----------

                  Net cash provided (used) by operating activities         241,312          (13,528)
                                                                       -----------      -----------

Investing activities:
     Collections of notes receivable                                        19,045           98,522
     Purchases of property and equipment                                    (3,530)        (170,725)
     Proceeds from disposal of property and equipment                         --             76,443
     Purchases of intangible assets                                           --            (47,452)
                                                                       -----------      -----------

                  Net cash provided (used) by investing activities          15,515          (43,212)
                                                                       -----------      -----------

Financing activities:
     Lease deposits collected                                                 --              2,600
     Payments on line of credit, net                                      (274,118)        (257,711)
     Proceeds from notes payable                                           300,000        1,580,000
     Payments on notes payable                                            (198,788)      (1,251,035)
     Increase in cash overdraft                                              7,784          131,594
     Proceeds from capital contribution                                     64,788             --
     Stockholder distributions                                            (156,148)        (141,837)
                                                                       -----------      -----------

                  Net cash provided (used) by financing activities        (256,482)          63,611
                                                                       -----------      -----------


See accompanying notes to financial statements.                               7

                                                                       Exhibit D


                      STAR TOBACCO & PHARMACEUTICALS, INC.

                       Statements of Cash Flows, Continued
                 For the Years ended December 31, 1997 and 1996


                                                                           1997          1996
                                                                           ----          ----
Increase in cash                                                         $    345     $  6,871

Cash, January 1                                                            10,584        3,713
                                                                         --------     --------

Cash, December 31                                                        $ 10,929     $ 10,584
                                                                         ========     ========

Supplemental disclosure of cash flow information:
     Cash paid during the year for:
         Interest                                                        $230,370     $496,806
                                                                         ========     ========

Supplemental schedule of noncash investing and financing activities:
     Issuance of note receivable for sale of building                    $   --       $ 68,800

     Repayment of related party note payable with
      related party note receivable                                      $759,489     $   --

     Conversion of related party note payable to equity                  $923,499     $   --






See accompanying notes to financial statements.                               8

                      STAR TOBACCO & PHARMACEUTICALS, INC.

                          Notes to Financial Statements

1.       Summary of significant accounting policies:

         a.       Nature of business:

                  Star Tobacco and Pharmaceuticals, Inc., formerly named Star Tobacco Corporation, was incorporated under the laws of the Commonwealth of Virginia on November 14, 1990.

                  The Company has been engaged since 1991 in the manufacture and sale of tobacco products. Since 1994, the Company has also engaged in extensive research and development activities relating to the production of less harmful tobacco and to the development of tobacco products and smoking cessation products which contains less harmful tobacco. Through the year ended December 31, 1997, the Company had not yet marketed or received any revenues from products developed from its research and development activities.

                  In January, 1998, the Company introduced to the consumer market a chewing gum containing an FDA-approved tobacco flavoring.

                  During both 1997 and 1996, the Company had sales to one customer which represented approximately 19% and 22%, respectively, of net sales. No one geographical area was significant.

         b.       Use of estimates:

                  Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting policies. Those estimates and assumptions affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

         c.       Fair value of financial instruments:

                  The Company's financial instruments consist of cash, short-term trade receivables and payables for which the current carrying amounts approximate fair market value. Additionally, the borrowing rates currently available to the Company approximate the rates for debt agreements with similar terms and average maturities.

         d.       Cash:

                  The Company's definition of cash includes items such as short-term, highly liquid investments with maturities of three months or less at date of purchase.

                      STAR TOBACCO & PHARMACEUTICALS, INC.

1.       Summary of significant accounting policies, continued:

         e.       Accounts receivable:

                  The Company uses the reserve method of accounting for bad debts for financial reporting. The Company also records an allowance for returns and discounts. Allowances amounted to $167,091 and $122,940 at December 31, 1997 and 1996,
                  respectively.

         f.       Inventories:

                  Inventories are valued at the lower of cost or market. Cost is determined on the first-in, first-out (FIFO) method.

         g.       Property and equipment:

                  Property and equipment are recorded at cost. Depreciation is computed by the straight-line method over the estimated useful lives of three to seven years for sales equipment, office equipment and machinery and equipment and thirty-nine years for buildings and improvements. Expenditures for maintenance, repairs and minor renewals to property and equipment are expensed in the year in which incurred.

         h.       Intangibles:

                  Intangibles consist primarily of trademarks and packaging design costs. Intangibles are amortized by the straight-line method over a period of 15 years for trademarks and 5 years for packaging design costs.

         i.       Income taxes:

                  The Company has been an S Corporation since August 1, 1991 for federal income tax purposes. Accordingly, the taxable income or loss of the Company has been "passed-through" to its stockholders, and they have been subject to the tax on any income earned by the Company.

                      STAR TOBACCO & PHARMACEUTICALS, INC.

1.       Summary of significant accounting policies, continued:

         i.       Income taxes, continued:

                  As more fully described in Note 12, the Company had a change in ownership and merged with a public company, which caused the income tax status of the Company to change. Management believes that the Company is no longer eligible for S corporation status effective February 6, 1998. As a C corporation, the Company will be responsible for income taxes payable resulting from earnings subsequent to February 6, 1998. Additionally, under the provisions of Financial Accounting Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes, deferred tax assets and liabilities are computed based on the difference between the financial statement and tax bases of assets and liabilities using currently enacted tax rates.

         j.       Credit risk:

                  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and receivables.

                  The Company maintains its cash balances in two financial institutions. Each of the balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

                  Trade accounts receivable result from sales of tobacco products to its various customers throughout the United States. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.

         k.       Research and development costs:

                  Research and development costs are charged to expense when incurred.

         l.       Net loss per common share:

                  In 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings per Share. SFAS No. 128 replaced the previously reported primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. Basic

                      STAR TOBACCO & PHARMACEUTICALS, INC.

1.       Summary of significant accounting policies, continued:

         l.       Net loss per common share, continued:

                  earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common shares and potential common shares outstanding during the period. Potential common shares are excluded from the computation if their effect is antidilutive.

                  Pro forma basic loss per common share was computed using 200 shares, the weighted-average number of common shares outstanding. The Company had no potential common shares outstanding.

2.       Inventories:

         The following summarizes inventories at December 31, 1997 and 1996:

                                                1997           1996
                                                ----           ----
          Raw materials                    $   282,594    $   550,262
          Packaging materials                  203,102        664,662
          Finished goods                       119,696        401,907
                                           -----------    -----------

                                           $   605,392    $ 1,616,831
                                           ===========    ===========


3.       Notes receivable:

         Notes receivable consists of the following at December 31, 1997 and 1996:

                                                                      1997         1996
                                                                      ----         ----
         Related parties (note 6):
           Note receivable from a related entity due in
           ten annual installments of $32,790 including
           principal and interest at 8.00%.  Unsecured.             $    -     $  220,022

         Note receivable from related parties with
           interest at the applicable Federal short-term
           rate.  Unsecured and due upon demand.                         -        209,102

                      STAR TOBACCO & PHARMACEUTICALS, INC.

3.       Notes receivable, continued:


                                                                  1997        1996
                                                                  ----        ----
Related parties (note 6), continued:
  Note receivable from related parties with
  interest at the applicable Federal short-term
  rate.  Unsecured and due upon demand                         $   --       $ 87,445
                                                               --------     --------

         Total notes receivable from related parties               --        516,569

Other:
  Note receivable from an unrelated entity for the sale of
  the Factory Cigarette Outlets
  Interest at 9.25%, due upon demand                             54,807       65,000

  Note receivable from an unrelated entity for
  the sale of a building.  Interest at 8.00%,
  due in monthly installments of $600 through
  November, 2001                                                 66,887       68,659
                                                               --------     --------
    Total notes receivable                                      121,694      650,228
    Less current portion                                         56,725       60,851
                                                               --------     --------

                                                               $ 64,969     $589,377
                                                               ========     ========


4.       Line of credit:

         The Company has a revolving line of credit agreement with NationsBanc Commercial Corporation that provides up to $2,000,000 for working capital requirements with interest charged monthly on outstanding amounts at 1.25% above the prime interest rate. Amounts borrowed are collateralized by the inventory, receivables and equipment and are guaranteed by the stockholders. At December 31, 1997 and 1996, borrowings under the line of credit agreement amounted to $1,095,801 and $1,369,919, respectively.

         At both December 31, 1997 and 1996, the Company was not in compliance with various covenants required by the line of credit and the bank considers the loan to be in default. The bank has agreed to extend the termination date of the loan to April 30, 1998.

                      STAR TOBACCO & PHARMACEUTICALS, INC.

5.       Notes payable:

         Notes payable consists of the following at December 31, 1997 and 1996:


                                                                     1997            1996
                                                                     ----            ----
  Related parties (note 6):
     Term note payable to a related entity in
     three annual installments of $100,000
     commencing in January, 1996.  Interest at
     9.5% is payable monthly.  Subordinated to the
     NationsBanc Commercial Corporation note                       $  295,000     $  300,000

    Term note payable to a related entity in sixteen quarterly installments of $50,000 commencing in August, 1996 and
     one final payment of $700,000 in June, 2000. Interest at
     9.5% is payable monthly. Subordinated to the NationsBanc
     Commercial Corporation note                                       97,012      1,500,000

    Note payable to a related entity maturing
     in June, 2000.  Interest at 8.0% payable
     monthly.  Subordinated to the NationsBanc
     Commercial Corporation note                                         --          200,000

    Note payable to a related entity maturing in
     June, 2000.  Interest at 8.0% payable monthly
     Subordinated to the NationsBanc Commercial
     Corporation note                                                    --           80,000
                                                                   ----------     ----------

         Total notes payable to related parties                       392,012      2,080,000

Other:
    Term note payable to Regency Bank in 59 monthly
     installments of $3,111 of principal and interest
     commencing January, 1997 and a final principal payment of
     $244,762 due December, 2001. Interest is at prime plus 1%
     and the note is secured by a first deed of trust on
     certain real property and personal
     guaranty of stockholders                                         289,995        300,000

                      STAR TOBACCO & PHARMACEUTICALS, INC.

5.       Notes payable, continued:


                                                                     1997            1996
                                                                     ----            ----
Other, continued:
    Term note payable to G.E. Capital Corporation in 61
     monthly installments of $21,047 of principal and interest
     through September, 2001. Interest is at a rate of 10.15%
     and the note is secured by
     various manufacturing equipment.                              $  785,149     $  948,965

    Term note payable to G.E. Capital Corporation in 50
     monthly installments of $7,262 of principal and interest
     through October, 2001. Interest is at a rate of 9.31% and
     the note is secured by
     various manufacturing equipment.                                 280,033           --
                                                                   ----------     ----------
         Total notes payable                                        1,747,189      3,328,965
         Less current portion                                         647,947        673,824
                                                                   ----------     ----------

                                                                   $1,099,242     $2,655,141
                                                                   ==========     ==========


         The annual maturities of notes payable are as follows:

                       Year Ended
                      December 31,

                          1998                             $     647,947
                          1999                                   282,444
                          2000                                   311,702
                          2001                                   505,096
                                                           -------------

                                                           $   1,747,189
                                                           =============

                      STAR TOBACCO & PHARMACEUTICALS, INC.

6.       Related party transactions:

         The Company has entered into certain transactions with companies and trusts that are owned by members of management and stockholders. The following is a summary of related party transactions and balances as of December 31, 1997 and 1996 and for the years then ended:

                                            1997           1996
                                            ----           ----
Related party transactions:
    Interest income                     $     --       $   20,402
    Interest expense                        28,975        171,000
    Management fees                        565,000        387,500
    Aircraft expenses                      238,750           --

Related party balances:
    Notes receivable (note 3)                 --          516,569
    Notes receivable - stockholders           --          250,000
    Notes payable (note 5)                 392,012      2,080,000
    Accrued interest expense                21,330           --


         On January 1, 1997, the Company consolidated the majority of the related party notes payable and all of the related party notes receivable and repaid $759,489 of the related party note payable by offsetting the related party note receivable. The remaining related party note payable of $923,499 was then converted to equity.

         The Company paid a related entity $565,000 in 1997 and $387,500 in 1996 for management fees. The Company is also leasing an aircraft from a related entity on a short-term basis with all expenses associated with the use of the aircraft amounting to $238,750 in 1997 and $-0- in 1996.

7.       Employee benefit plan:

         In 1995, the Company adopted Internal Revenue Code Section 401(k) and became the sponsor of a defined contribution retirement plan covering all employees who meet certain eligibility and participation requirements. Participants may contribute up to 15% of their compensation. The Company may make an annual discretionary contribution. The Company made no contribution for 1997 or 1996.

                      STAR TOBACCO & PHARMACEUTICALS, INC.

8.       Leases:

         The following is a schedule by years of future minimum rental payments required under operating leases (primarily for vehicles) that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1997:

                    Year                          Amount
                    ----                          ------
                    1998                     $        99,508
                    1999                              56,707
                    2000                               3,304
                                             ---------------

                                             $       159,519
                                             ===============


         Lease expense for all leases, including leases with terms of less than one year, amounted to $169,988 and $204,845 for the years ended December 31, 1997 and 1996, respectively.

9.       Litigation:

         The Company is involved in legal actions in the ordinary course of its business. Although the outcome of any such legal actions cannot be predicted, in the opinion of management, there are no legal proceedings pending against or involving the Company whose outcome is likely to have a material adverse effect upon the financial position or results of operations of the Company.

10.      Risks and uncertainties:

         The Company has incurred losses from operations, has a net working capital and equity deficit and is in default on its line of credit. These factors are substantially due to the Company's significant investment in research and development activities. Management is in the process of raising additional capital which it believes will be sufficient for the Company to continue its research and development activities and normal operations. In addition, the shareholders of the Company have agreed to financially support the operations of the entity and have the ability to do so.

11.      Advertising costs:

         Advertising costs are expensed as incurred and are included in marketing and distribution expenses. For the years ended December 31, 1997 and 1996, the costs were $59,930 and $254,306, respectively.

                      STAR TOBACCO & PHARMACEUTICALS, INC.

12.      Subsequent events:

         Merger:

         On February 6, 1998, Star Tobacco & Pharmaceuticals, Inc. ("Star") entered into a stock exchange agreement with Eye Technology, Inc., a publicly-owned company. Under the agreement, the Company exchanged all of its common stock for shares of series B convertible voting preferred stock, which when converted would equal approximately 90% of the outstanding common stock of Eye Technology, Inc. For accounting purposes, the acquisition has been treated as a reverse acquisition with Star as the accounting acquirer. The accounting acquirer expects to treat the merger as a purchase acquisition.

         Income taxes:

         As discussed in Note 1, effective February 6, 1998, the Company will no longer be treated as an S Corporation for tax purposes and will be subject to corporate income taxes. If the Company had been subject to corporate income taxes during 1997, it would not have any current income tax liability due to its operating losses. The Company would have a deferred income tax asset resulting from the net operating losses and a deferred income tax liability resulting primarily from temporary differences in depreciation. A valuation allowance would have been established to fully reserve the excess of the deferred tax asset over the deferred tax liability due to the uncertainty of the utilization of the operating loss carryforward.

         At the date of the change in tax status, the Company had approximately $100,000 in deferred income tax liabilities that will be realized in future tax periods.

                      EYE TECHNOLOGY, INC. AND SUBSIDIARIES
                                       AND
                      STAR TOBACCO & PHARMACEUTICALS, INC.

              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

                                December 31, 1997

                      EYE TECHNOLOGY, INC. AND SUBSIDIARIES
                                       AND
                      STAR TOBACCO & PHARMACEUTICALS, INC.

              Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)
                                December 31, 1997


These pro forma condensed consolidated financial statements reflect the February 6, 1998 merger of Eye Technology, Inc. and subsidiaries, a publicly-owned company, and Star Tobacco & Pharmaceuticals, Inc., a privately-owned company.

The pro forma balance sheet and statement of operations present the balance sheet as if the transaction occurred to correspond with the Companies' year end and the statement of operations as if the transaction occurred at the beginning of the year presented.

For accounting purposes, the transaction is recorded as a reverse acquisition with Star Tobacco & Pharmaceuticals, Inc. as the accounting acquirer. In a reverse acquisition, the accounting acquirer is treated as the surviving entity, even though the registrant's legal existence does not change and the financial statements refer to Eye Technology, Inc., not Star Tobacco & Pharmaceuticals, Inc. The accounting acquirer treats the merger as a purchase acquisition. As a result, the merger has been recorded using the historical cost basis for the assets and liabilities of Star Tobacco & Pharmaceuticals, Inc., as adjusted, and the estimated fair value of Eye Technology, Inc. and subsidiaries assets and liabilities.

A further description of the merger and pro forma adjustments follow the unaudited pro forma condensed consolidated financial statements.

                      EYE TECHNOLOGY, INC. AND SUBSIDIARIES
                                       AND
                      STAR TOBACCO & PHARMACEUTICALS, INC.

                 Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)
                                December 31, 1997


                                                                         Pro Forma         Pro Forma
             Assets                          Eye Tech         Star      Adjustments      Consolidation
             ------                          --------         ----      -----------      -------------
Current assets:
     Cash                                  $    3,243     $   10,929     $     --          $   14,172
     Accounts receivable                       52,214        775,168           --             827,382
     Inventories                              894,077        605,392           --           1,499,469
     Other current assets                       7,177         89,989           --              97,166
                                           ----------     ----------     ----------        ----------

                  Total current assets        956,711      1,481,478           --           2,438,189
                                           ----------     ----------     ----------        ----------

Property and equipment, net                    48,514      2,415,632           --           2,464,146
                                           ----------     ----------     ----------        ----------

Other assets:
     Intangibles, net of amortization         193,793        157,557        748,445(2)      1,099,795
     Other assets                              54,225         64,969           --             119,194
                                           ----------     ----------     ----------        ----------

                  Total other assets          248,018        222,526        748,445         1,218,989
                                           ----------     ----------     ----------        ----------













                                           $1,253,243     $4,119,636     $  748,445        $6,121,324
                                           ==========     ==========     ==========        ==========








See notes to pro forma condensed consolidated financial statements.           2

                      EYE TECHNOLOGY, INC. AND SUBSIDIARIES
                                       AND
                      STAR TOBACCO & PHARMACEUTICALS, INC.

                 Pro Forma Condensed Consolidated Balance Sheet
                                   (Unaudited)
                                December 31, 1997



                                                                                 Pro Forma          Pro Forma
Liabilities and Stockholders' Deficit         Eye Tech            Star          Adjustments        Consolidated
-------------------------------------        -----------          ----          ------------       ------------
Current liabilities:
     Line of credit                       $            -     $  1,294,138     $           -         $   1,294,138
     Current maturities of notes
      payable                                    452,638          647,947          (156,000)(1)           944,585
     Accounts payable                            478,348        2,375,903                 -             2,854,251
     Federal excise taxes payable                      -          359,783                 -               359,783
     Accrued expenses                          1,280,484           85,108          (310,782)(1)         1,054,810
                                          --------------     ------------     -------------         -------------

         Total current liabilities             2,211,470        4,762,879          (466,782)            6,507,567

Notes payable, less current
 maturities                                            -        1,099,242                 -             1,099,242
                                          ---------------    ------------     -------------         -------------

         Total liabilities                     2,211,470        5,862,121          (466,782)            7,606,809
                                          --------------     ------------     -------------         -------------

Commitments and contingencies

Redeemable preferred stock                       257,000                -               138 (2)           257,138
                                          --------------     ------------     -------------         -------------

Stockholders' deficit:
     Common stock                                 34,352          383,557           12,388  (1)            46,740
                                                                                   (383,557)(2)
     Additional paid-in capital                8,777,505        1,004,607           454,394 (1)         1,341,286
                                                                                 (8,895,220)(2)
     Accumulated deficit                     (10,027,084)      (3,130,649)       10,027 084 (2)        (3,130,649)
                                          --------------     ------------     -------------         -------------

         Total stockholders' deficit          (1,215,227)      (1,742,485)        1,215,089            (1,742,623)
                                          --------------     ------------     -------------         -------------


                                          $    1,253,243     $  4,119,636     $     748,445         $   6,121,324
                                          ==============     ============     =============         =============





See notes to pro forma condensed consolidated financial statements.          3

                      EYE TECHNOLOGY, INC. AND SUBSIDIARIES
                                       AND
                      STAR TOBACCO & PHARMACEUTICALS, INC.

            Pro Forma Condensed Consolidated Statement of Operations
                                   (Unaudited)
                      For the Year ended December 31, 1997



                                                                           Pro Forma           Pro Forma
                                         Eye Tech             Star        Adjustments         Consolidation
                                         --------          ---------      ------------        -------------
Net sales                             $  1,333,431      $ 20,763,856      $       --           $ 22,097,287

Cost of goods sold                         748,018        10,033,330              --             10,781,348

Excise taxes on products                      --           7,810,720              --              7,810,720
                                      ------------      ------------      ------------         ------------

         Gross profit                      585,413         2,919,806              --              3,505,219
                                      ------------      ------------      ------------         ------------

Operating expenses:
     Marketing and distribution
      expenses                             197,422         1,111,420              --              1,308,842
     General and administrative
      expenses                             888,746         1,425,299           149,689(3)         2,463,734
     Research and development                 --           2,134,656              --              2,134,656
                                      ------------      ------------      ------------         ------------

         Total operating expenses        1,086,168         4,671,375           149,689            5,907,232
                                      ------------      ------------      ------------         ------------

         Operating loss                   (500,755)       (1,751,569)         (149,689)          (2,402,013)
                                      ------------      ------------      ------------         ------------

Other income (expenses):
     Other                                 331,140            21,073              --                352,213
     Interest expense                     (160,576)         (256,001)             --               (416,577)
                                      ------------      ------------      ------------         ------------

         Net other income
          (expense)                        170,564          (234,928)             --                (64,364)
                                      ------------      ------------      ------------         ------------

         Net loss                     $   (330,191)     $ (1,986,497)     $   (149,689)        $ (2,466,377)
                                      ============      ============      ============         ============

Pro forma presentation applicable
 to conversion from S corporation
 to C corporation:
     Net loss before pro forma
      income tax expense              $  (330,191)     $(1,986,497)                            $  (2,466,377)
     Pro forma income tax expense            --               --                                       --
                                      -----------      -----------                             -------------

         Pro forma net loss           $  (330,191)     $(1,986,497)                            $  (2,466,377)
                                      ===========      ===========                             =============

Pro forma basic loss per
 common share                         $      (.10)     $    (9,932)                            $        (.53)
                                      ===========      ===========                             =============

Weighted average number of
 shares                                 3,435,190              200                                 4,673,990
                                      ===========      ===========                             =============





See notes to pro forma condensed consolidated financial statements.          4

                      EYE TECHNOLOGY, INC. AND SUBSIDIARIES
                                       AND
                      STAR TOBACCO & PHARMACEUTICALS, INC.

         Notes to Pro Forma Condensed Consolidated Financial Statements
                                   (Unaudited)

A.       Description of merger:

         On February 6, 1998, Eye Technology, Inc. and subsidiaries, a publicly-owned company, entered into a stock exchange agreement with Star Tobacco & Pharmaceuticals, Inc., a privately-owned company. Under the agreement, Star Tobacco & Pharmaceuticals, Inc. exchanged all of its common stock for 13,831 shares of Series B convertible voting preferred stock, par value $.01 per share. When converted this stock would equal 45,367,251 shares of common stock, approximately 90% of the outstanding common stock of Eye Technology, Inc. and subsidiaries as of the transaction date. These potential common shares have not been included in the pro forma basic loss per common share calculation as it would be antidilutive.

         The value assigned the net assets of Eye Technology, Inc. and subsidiaries was based on fair value. The excess of liabilities assumed over assets acquired amounted to $748,445 and was assigned to goodwill.

B.       Pro forma adjustments:

         The following is a description and summary of the pro forma adjustments for the consolidated balance sheet:

                                                                                      DR (CR)
                                                                                      -------
         (1)      Notes payable                                                    $    156,000
                  Accrued expenses                                                      310,782
                  Common stock                                                          (12,388)
                  Additional paid-in capital                                           (454,394)

                  To record issuance of 1,238,800 shares of common stock used to reduce a related party note payable and various accrued expenses as part of the merger agreement.

         (2)      Goodwill                                                              748,445
                  Common stock                                                          383,557
                  Additional paid-in capital                                          8,895,220
                  Redeemable preferred stock                                               (138)
                  Accumulated deficit                                               (10,027,084)


                  To record purchase accounting adjustments based upon terms of the transaction in accordance with Accounting Principles Board
                  Statement No. 16.

         The pro forma adjustment associated with the consolidated statement of operations is as follows:

                  Goodwill amortization                                            $    149,689


         To record amortization of goodwill based upon a 5-year life.
                                                                               5

                                 EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
27.1           Financial Data Schedule
